Exhibit 10.9

AMENDMENT TO CONVERTIBLE PROMISSORY NOTES

        AGREEMENT, dated as of May 11, 2005, between and among Minrad International, Inc., a Delaware corporation (the "Borrower"), Laird Cagan ("Cagan"), and the Morrie Tobin Family Trust (the "Trust"), (Cagan and the Trust being, collectively, the "Lenders").

Background Statement

        The predecessor to the Borrower, Minrad International, Inc., a Nevada corporation (the "Predecessor"), executed and delivered to the Lenders certain Convertible Promissory Notes, one dated February 8, 2005 in the face amount of $1,500,000 made payable to the Trust, and one dated February 15, 2005 in the face amount of $1,000,000 made payable to Cagan, (collectively, the Notes). By operation of law, the Borrower has succeeded to the obligations of the Predecessor, including the obligations under the Notes. The Borrower and the Lenders would now like to modify certain of the terms of the Notes as provided in this Agreement. The Notes were issued in connection with certain other Loan Documents, dated February 2005, by and among the parties hereto and referenced in the Notes, including a Mortgage and Security Agreement, the Guarantee Agreement, the Registration Rights Agreements, the Warrant Agreements, the Note Subscription Agreements, and other loan and collateral documents evidencing or securing the obligation (collectively, the "Loan Documents').

AGREEMENT

        NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, the parties agree as follows:

        1. Section 1 of the Note is amended by adding the following definition:

"BANK BORROWING" means the outstanding indebtedness owed by any Companies to one or more banks."

        2. The first sentence under "Section 2.(d) OPTIONAL PREPAYMENT." of the Note is deleted in its entirety and replaced by the following sentence:

"In the event that the aggregate Bank Borrowing of any Companies (on a consolidated basis) exceeds $5 Million Dollars ($5,000,000), then commencing seven (7) business days thereafter the Borrower shall have the right, but not the obligation, to elect to prepay the outstanding principal balance of, and accrued interest on, this Note."

        3. The first sentence under "Section 2.(e) OPTIONAL ACCELERATION." is deleted in its entirety and replaced by the following sentence:

"In the event that the aggregate Bank Borrowing of any Companies (on a consolidated basis) exceeds Five Million Dollars ($5,000,000), then commencing seven (7) business days thereafter the Lender shall have the right, but not the obligation, at its sole discretion, to elect to accelerate the Maturity Date of this Note, and make this Note payable on demand, including the outstanding principal balance of, and accrued interest on, this Note, in whole or in part."

        4. The first two sentences under "Section 8. CONVERSION RIGHTS. (a) CONVERSION PRIVILEGE." are deleted in their entirety and replaced with the following:

"If, subsequent to the date of this Note, the aggregate Bank Borrowing of any Company (on a consolidated basis) exceeds Five Million Dollars ($5,000,000), then commencing on such date and continuing until the payment in full of this Note, Lender, at its option, may convert all or any portion of the outstanding principal balance of, and all accrued interest on, this Note into the number of shares of Common Stock obtained by dividing (i) the unpaid principal balance of, and interest through the date of conversion on, this Note to be converted, by (ii) the Conversion Price."

        7. Except as specifically amended by this Agreement, each of the Notes and the other Loan Documents shall continue in full force and effect. This Agreement shall be governed by and construed in accordance with New York law. This Agreement, and the Loan Documents, represent the entire agreement of the parties with respect to the subject matter, and any amendment or modification to this Agreement or the other Loan Documents must be in writing and signed by the parties.

        8. The Borrower further acknowledges that as of the date hereof, it has not complied with its closing obligations under Section 1(d) of the Note Subscription Agreement, and the Borrower hereby covenants that within ten (10) business days following the execution of this Agreement, the Borrower will deliver a second mortgage on the Borrower's facility located at 3950 Schelden Circle, Bethlehem, Pennsylvania 18017, and a security interest in all personal property at that location, in a form substantially similar to the Mortgage and Security Agreement, attached hereto as Exhibit A, that will secure the notes subscribed for, as described in the Notes, as amended, and the referenced therein. A breach of this obligation shall be considered an "Event of Default" under the Notes.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of date first above written.

MINRAD INTERNATIONAL, INC.
a Delaware corporation

By:_/S/ William H. Burns, Jr._________
Willam H. Burns, Jr., President and CEO

__/S/ Laird Q. Cagan________________
Laird Q. Cagan

TOBIN FAMILY TRUST

By:_/S/ Morrie Tobin_____
Morrie Tobin, Trustee

Exhibit A to Amendment to Convertible Promissory Notes

          THIS MORTGAGE AND SECURITY AGREEMENT (the "Security Instrument") is made as of October ___, 2001, by Minrad, Inc., a Delaware corporation, whose address is 847 Main Street, Buffalo, New York 14202, as mortgagor ("Borrower") to InterBay Funding, LLC, a Delaware limited liability company, whose address is 2601 South Bayshore Drive, Ste. 400, Miami, Florida 33133, as mortgagee ("Lender").

R E C I T A L S:

Borrower by its Promissory Note of even date herewith given to Lender is indebted to Lender in the principal sum of Eight Hundred Seventy-Five Thousand and No/100 Dollars ($875,000.00) in lawful money of the United States of America (the Note together with all extensions, renewals, modifications, substitutions and amendments thereof shall collectively be referred to as the "Note"), with interest from the date thereof at the rates set forth in the Note, principal and interest to be payable in accordance with the terms and conditions provided in the Note and with a maturity date of November 1, 2016.

By its execution hereof, Borrower desires to secure the payment of the Debt (hereinafter defined) and the performance of all of its obligations under the Note and the Other Obligations (hereinafter defined) and any and all other indebtedness now or hereafter owing by Borrower to Lender.

ARTICLE 1. - GRANTS OF SECURITY

Section 1.1.     PROPERTY MORTGAGED.     Borrower does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Lender with mortgage covenants upon the Statutory Condition and, as provided and/or authorized by applicable law, with the STATUTORY POWER OF SALE, and grant a security interest to Lender in, the following property, rights, interests and estates now owned, or hereafter acquired by Borrower to the fullest extent permitted by applicable law (collectively, the "Property"):

                        (a)     Land.     The real property described in Exhibit "A" attached hereto and made a part hereof (the "Land");

                        (b)     Additional Land.     All additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

                        (c)     Improvements.     The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the "Improvements");

                        (d)     Easements.     All easements, servitudes rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, courtesy and rights of courtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

                        (e)     Fixtures and Personal Property.     All machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) trade fixtures and other property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, including without limitation, letter of credit rights, deposit accounts, payment intangibles, investment property, electronic chattel paper, timber to be cut and farm animals and, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the "Personal Property"), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the "Uniform Commercial Code"), superior in lien to the lien of this Security Instrument, and all proceeds and products of all of the above;

                        (f)     Leases and Rents.     All leases, subleases and other agreements affecting the use, enjoyment or occupancy of the Land and/or the Improvements heretofore or hereafter entered into and all extensions, amendments and modifications thereto, whether before or after the filing by or against Borrower of any petition for relief under Creditors Rights Laws (hereinafter defined) (the "Leases") and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, any guaranties of the lessees' obligations thereunder, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, room revenues, accounts, accounts receivable, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Creditors Rights Laws (the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

                        (g)     Insurance Proceeds.     All proceeds of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

                        (h)     Condemnation Awards.     All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including, but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

                        (i)     Tax Certiorari.     All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

                        (j)     Conversion.     All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;

                        (k)     Rights.     The right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property;

                        (l)     Agreements.     All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, upon the occurrence and during the continuance of an Event of Default (hereinafter defined), to receive and collect any sums payable to Borrower thereunder;

                        (m)     Intangibles.     All trade names, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other intellectual property rights and general intangibles relating to or used in connection with the operation of the Property; and

                        (n)     Other Rights.     Any and all other rights of Borrower in and to the items set forth in Subsections (a) through (m) above.

Section 1.2.     ASSIGNMENT OF LEASES AND RENTS.     Borrower hereby absolutely and unconditionally assigns to Lender Borrower's right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Notwithstanding the foregoing, Lender grants to Borrower a revocable license to collect and receive the Rents. Borrower shall hold a portion of the Rents sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.

Section 1.3     SECURITY AGREEMENT.     This Security Instrument is both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to Lender, as security or the Obligations (hereinafter defined), a security interest in the Personal Property as well as all other property and interests set forth in Section 1.1 herein to the full extent that the same may be subject to the Uniform Commercial Code. If required by Lender, Borrower shall execute UCC-1 Financing Statements covering said property for filing with the appropriate county and/or state filing offices. In any event, Lender is permitted to unilaterally file a UCC-1 Financing Statement covering all of the Property.

Section 1.4     PLEDGE OF MONIES HELD.     Borrower hereby pledges to and grants a continuing security interest in favor of Lender any and all monies now or hereafter held by Lender, including, without limitation, any sums deposited in the Escrow Fund (hereinafter defined), Net Proceeds (hereinafter defined) and condemnation awards or payments (hereinafter described) as additional security for the Obligations until expended as provided in this Security Instrument.

CONDITIONS TO GRANT

TO HAVE AND TO HOLD the above granted and described Property to the use and benefit of Lender, and the successors and assigns of Lender, forever;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note and this Security Instrument, shall perform the Other Obligations as set forth in this Security Instrument and shall abide by and comply with each and every covenant and condition set forth herein and in the Note, these presents and the estate hereby granted shall cease, terminate and be void, except to the extent any provision herein provides that it shall survive the repayment of the obligations.

ARTICLE 2. - DEBT AND OBLIGATIONS SECURED

Section 2.1.     DEBT.     This Security Instrument and the grants, assignments and transfers made pursuant tot the terms hereafter are given for the purpose of securing the payment of the following, in such order of priority as Lender may determine in its sole discretion (the "Debt"):

                        (a)     the indebtedness evidenced by the Note in lawful money of the United States of America;

                        (b)     interest, default interest, late charges and other sums, as provided in the Note, this Security Instrument or the Other Security Documents (hereinafter defined);

                        (c)     the Prepayment Consideration (defined in the Note), if any;

                        (d)     all other monies agreed or provided to be paid by Borrower in the Note, this Security Instrument or the Other Security Documents (hereinafter defined);

                        (e)     all sums advanced pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby; and

                        (f)     all sums advanced and costs and expenses incurred by Lender in connection with the Debt or any part thereof, and renewal, extension, or change of or substitution for the Debt or any pert thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender; and

                        (g)     any and all additional advances made by Lender to complete Improvements or to preserve or protect the Property, or for taxes, assessments or insurance premiums, or for the performance of any Borrower's obligations hereunder or under the Other Security Documents (hereinafter defined).

Section 2.2.     OTHER OBLIGATIONS.     This Security Instrument and the grants, assignments and transfers made pursuant to the terms hereof are also given for the purpose of securing the performance of the following (the "Other Obligations"):

                        (a)     all other obligations of Borrower contained herein;

                        (b)     each obligation of Borrower contained in the Note and in the Other Security Documents; and

                        (c)     each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, this Security Instrument or the Other Security Documents.

                        (d)     any and all other indebtedness now or hereafter owing by Borrower to Lender.

Section 2.3.     DEBT AND OTHER OBLIGATIONS.     Borrower's obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively as the "Obligations."

Section 2.4.     PAYMENTS.     Unless payments are made in the required amount in immediately available funds at the place where the Note is payable, remittances in payment of all or any part of the Debt shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in funds immediately available at the place where the Note is payable (or any other place as Lender, in Lender's sole discretion, may have established by delivery of written notice thereof to Borrower) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks; provided, however, Lender shall not be required to accept payment for any Obligation in cash. Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default.

ARTICLE 3. - BORROWER COVENANTS

Borrower covenants and agrees that:

Section 3.1.     PAYMENT OF DEBT AND PERFORMANCE OF OBLIGATIONS.     Borrower will pay the Debt at the time and in the manner provided in the Note and in this Security Instrument; without relief from valuation or appraisement laws, and shall promptly and fully perform all of the Obligations in this Security Agreement and the Other Security Documents (hereinafter defined).

Section 3.2.     INCORPORATION BY REFERENCE.     All the covenants, conditions and agreements contained in (a) the Note and (b) all and any of the documents other than the Note or this Security Instrument now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guaranty payment of the Note or are otherwise executed and delivered in connection with the Loan (the "Other Security Documents") are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

Section 3.3     INSURANCE.

                        (a)     Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

                                  (i)     Property Insurance.     Insurance with respect to the Improvements and Personal Property insuring against any peril now or hereafter included within the classification "Special Perils" or "All Risk" in amounts at all times sufficient to prevent Borrower from becoming a co-insurer within the terms of the applicable policies on an agreed amount basis and under applicable insurance law, but in any event such insurance shall be maintained in an amount which, after application of deductible, shall be equal to the full insurable value of the Improvements and Personal Property, the term "full insurable value" to mean the actual replacement cost of the Improvements and Personal Property (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) determined annually by an insurer, a recognized independent insurance broker or an independent appraiser selected and paid by Borrower and in no event less than the coverage required pursuant to the terms of any Lease;

                                  (ii)     Liability Insurance.     Commercial general liability insurance on the so-called "occurrence" form, including bodily injury, death and property damage liability, insurance against any and all claims, including all legal liability to the extent insurable and imposed upon Lender and all court costs and attorneys' fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Property in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to the Property but in any event for a limit per occurrence of at least $1,000,000 and an annual aggregate of at least $3,000,000;

                                  (iii)     Workers' Compensation Insurance.     Statutory workers' compensation insurance with respect to any work on or about the Property;

                                  (iv)     Business Interruption.     Business interruption and/or loss of "rental income" insurance in an amount sufficient to avoid any co-insurance penalty and to provide proceeds which will cover a period of not less than twelve (12) months from the date of casualty or loss, the term "rental income" to mean the sum of (A) the total then ascertainable Rents payable under the Leases and (B) the total ascertainable amount of all other amounts to be received by Borrower from third parties which are the legal obligation of the tenants, reduced to the extent such amounts would not be received because of operating expenses not incurred during a period of non-occupancy of that portion of the Property then not being occupied;

                                  (v)     Boiler and Machinery Insurance.     Broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery, and equipment located in, on or about the Property and insurance against loss of occupancy or use arising from any breakdown in such amounts as are generally required by institutional lenders for properties comparable to the Property;

                                  (vi)     Flood Insurance.     If required pursuant to the terms hereof, flood insurance in an amount at least equal to the lesser of (a) the principal balance of the Note, or (b) the maximum limit of coverage available for the Property under the National Flood Insurance Act of 1968. The Flood Disaster Protection Act of 1973 and the National Flood Insurance Reform Act of 1994, as each may be amended (the "Flood Insurance Acts");

                                  (vii)     Builder's Risk Insurance.     At all times during which structural construction, repairs or alterations are being made with respect to the Improvements (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in Subsection 3.3(a)(i) written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Subsection 3.3(a)(i), (3) including permission to occupy the Property, and (4) with an greed amount endorsement waiving co-insurance provisions; and

                                  (viii)     Other Insurance.     Such other insurance with respect to the Property against loss or damage of the kinds from time to time customarily insured against and in such amounts as required by institutional lenders for properties comparable to the Property.

                        (b)     All insurance provided for herein shall be obtained under valid and enforceable policies (the "Policies" or in the singular, the "Policy"), and shall be issued by either the insurers who insure the Improvements on the date of this Security Instrument or one or more other domestic primary insurer(s) having a general policy rating of A or better and a financial class of VIII or better by A.M. Best Company, Inc. (or if a rating of A.M. Best Company Inc. is no longer available, a similar rating from a similar or successor service) (each such insurer shall be referred to below as a "Qualified Insurer"). All insurers providing insurance required by this Security Instrument shall be authorized and admitted to issue insurance in the state in which the Property is located. The Policy referred to in Subsection 3.3(a)(ii) above shall name Lender as an additional insured and the Policies referred to in Subsection 3.3(a)(i), (iv), (v), (vi) and (vii), and as applicable (viii), above shall provide that all proceeds be payable to Lender. The Policies referred to in Subsections 3.3(a)(i), (v), (vi) and (vii) shall also contain: (i) a standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia. to recovery by Lender notwithstanding the negligent or willful acts or omissions of Borrower; (ii) a waiver of subrogation endorsement as to Lender; and (iii) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of similar properties in the general vicinity of the Property, but in no event in excess of $5,000. The Policy referred to in Subsection 3.3(a)(i) above shall provide coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, together with an "Ordinance or Law Coverage" or "Enforcement" endorsement to the extent available in the jurisdiction in which the Property is located. All Policies shall contain (i) a provision that such Policies shall not be denied renewal, materially changed (other than to increase the coverage provided), canceled or terminated, nor shall they expire, without at least thirty (30) days' prior written notice to Lender in each instance; and (ii) include effective waivers by the insurer of all claims for applicable premiums ("Insurance Premiums") against any mortgagee, loss payees, additional insureds and named insureds (other than Borrower). Certificates of insurance with respect to all renewal and replacement Policies shall be delivered to Lender not less than twenty (20) days prior to the expiration date of any of the Policies required to be maintained hereunder which certificates shall bear notations evidencing payment of Insurance Premiums. Originals or certificates of such replacement Policies shall be delivered to Lender promptly after Borrower's receipt thereof but in any case within thirty (30) days after the effective date thereof. If Borrower fails to maintain and deliver to Lender the original Policies or certificates of insurance required by this Security Instrument, upon ten (10) days' prior notice to Borrower, Lender may procure such insurance at Borrower's sole cost and expense.

                        (c)     Borrower shall comply with all insurance requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Property or cause or permit any condition to exist thereon which would be prohibited by an insurance requirement, or would invalidate the insurance coverage required hereunder to be maintained by Borrower on or with respect to any part of the Property.

                        (d)     In the event of a foreclosure of the Security Instrument or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in Lender or the purchaser at such foreclosure or other transferee in the event of such other transfer of title.

Section 3.4.     PAYMENT OF TAXES, ETC.

                        (a)     Borrower shall promptly pay by the date same are initially payable all taxes, assessments, impact fees, levies, inspection and license fees, water rates, sewer rents and other governmental impositions, including, without limitation, vault and meter charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Taxes") not paid from the

Escrow Fund (hereinafter defined), all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Other Charges"), and all charges for utility services provided to the Property as same become due and payable. Borrower will deliver to Lender, receipts or other, evidence satisfactory to Lender that the Taxes, Other Charges and utility service charges have been so paid or are not then delinquent. Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever, which may be or become a lien or charge against the Property, except to the extent sums sufficient to pay all Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument.

                        (b)     After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes, provided that (i) no Event of Default has occurred and is continuing under the Note, this Security Instrument or any of the Other Security Documents, (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Taxes from Borrower and from the Property or Borrower shall have paid all of the Taxes under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost and (vi) Borrower shall have deposited with Lender adequate reserves (determined by Lender in its sole discretion) for the payment of the Taxes, together with all interest and penalties thereon, unless Borrower has paid all of the Taxes under protest, and Borrower shall have furnished such other security as may be required in the proceeding, or as may be reasonably requested by Lender to insure the payment of any contested Taxes, together with all interest and penalties thereon, taking into consideration the amount in the Escrow Fund available for payment of Taxes.

Section 3.5     ESCROW FUND.     In addition to the initial deposits with respect to Taxes and Insurance Premiums made by Borrower to Lender on the date hereof to be held by Lender in escrow, Borrower shall pay to Lender on the first day of each calendar month (a) one-twelfth of an amount which would be sufficient to cover the payment of the Taxes payable, or estimated by Lender to be payable, during the next ensuing twelve (12) months and (b) one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the amounts in (a) and (b) above shall be called the "Escrow Fund"). Borrower agrees to notify Lender immediately of any changes to the amounts, schedules and instructions for payment of any Taxes and Insurance Premiums of which it has or obtains knowledge and authorizes Lender or its agent to obtain the bills for Taxes directly from the appropriate taxing authority. The Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Provided there are sufficient amounts in the Escrow fund and no Event of Default exists, Lender shall be obligated to pay the Taxes and Insurance Premiums as they become due on their respective due dates on behalf of Borrower by applying the Escrow Fund to the payments of such Taxes and Insurance Premiums required to be made by Borrower. If the amount of the Escrow Fund shall exceed the amounts reasonably necessary for the payment of Taxes and Insurance Premiums, Lender shall, in its discretion, return any excess to Borrower or credit such excess against future payments to be made to the Escrow Fund. In allocating such excess, Lender may deal with the person shown on the records of Lender to be the owner of the Property. If the Escrow Fund is not sufficient to pay the items set forth in (a) and (b) above as and when they are due, Borrower shall promptly pay to Lender, upon demand, an amount which Lender shall reasonably estimate as sufficient to make up the deficiency. Unless otherwise required by applicable state or federal law, the Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Lender. Unless otherwise required by applicable state or federal law, no earnings or interest on the Escrow Fund shall be payable to Borrower. Upon payment in full of the Debt, and full performance of the Obligations, the funds remaining in the Escrow Fund, if any, shall be paid to the record owner of the Land encumbered by the lien of this Security Instrument within a reasonable time following the date of such full payment and performance.

Section 3.6.     CONDEMNATION.     Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Lender copies of any and all papers, documents, surveys and correspondence served or received in connection with such proceedings. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including, but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument and the Debt shall not be reduced until any award or payment therefor shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided in the Note. Borrower hereby assigns and shall cause all awards and payments made in any condemnation or eminent domain proceeding, to be paid directly to Lender. Lender may apply any award or payment to the reduction or discharge of the Debt whether or not then due and payable. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the award or payment, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the Debt. In addition, Borrower authorizes Lender, at Lender's option but without any obligation, as attorney-in-fact for Borrower to commence, appear in and prosecute, in Borrower's or Lender's name, any action or proceeding relating to any condemnation (which term for purposes hereunder shall mean any action regarding damage or taking by any governmental authority, quasi-governmental authority, any party having power of condemnation, or any transfer by private sale in lieu thereof) or other taking of the Property and to settle or compromise any claim in connection with such condemnation or other taking. Notwithstanding any application of condemnation proceeds by Lender to the Debt, Borrower shall repair, restore and rebuild the Property affected by the condemnation to a condition as close to that existing prior to such condemnation as is reasonable practicable, and otherwise sufficient for the use and enjoyment thereof as determined by Lender.

Section 3.7     CASUALTY.

                        (a)     If all or any part of the Property shall be damaged or destroyed by a casualty covered by insurance, Lender is authorized and empowered (but not obligated or required) to make proof of loss, damage or destruction under any policies of insurance required under this Mortgage. All proceeds of insurance shall be paid to Lender and shall be applied first to the payment of all costs and expenses (including without limitation reasonable attorneys' fees and expenses) incurred by Lender in obtaining such proceeds, and second, at the option of Lender, either to the payment of the Debt, whether or not due, in such order as Lender may elect, or to the restoration, repair or replacement of the Property. If Lender elects, in its sole discretion, to apply the insurance proceeds to the restoration, repair or replacement of the Property, such proceeds shall be disbursed to or for Borrower's account as work progresses pursuant to a construction and disbursing agreement in form and content satisfactory to Lender in its sole discretion. The election by Lender to apply the insurance proceeds to the restoration, repair or replacement of the Property shall not affect the lien of this Security Instrument or affect or reduce the sums secured hereby (including but not limited to the continuing accrual of interest under the Note); and this Security Instrument shall remain in full force and effect, and Borrower shall not be excused in the payment or performance thereof.

                        (b)     If all or any part of the Property shall be damaged or destroyed by a casualty (whether or not covered by insurance), Borrower shall immediately give written notice thereof to Lender and the appropriate insurer, if any, and Borrower shall promptly and diligently, at Borrower's sole cost and expense and regardless of whether the insurance proceeds, if any, shall be sufficient or available for the purpose, restore, repair and rebuild the Property to the equivalent of its condition immediately prior to the casualty.

                        (c)     If any work required to be performed under this Section shall involve an estimated expenditure of more than Ten Thousand and No/100 Dollars ($10,000.00), no such work shall be undertaken until plans and specifications thereof, prepared by an architect satisfactory to Lender, have been submitted to and approved in writing by Lender.

Section 3.8.     LEASES AND RENTS.

                        (a)     Borrower may from time to time enter into proposed Leases (including the renewals or extensions of existing Leases ("a Renewal Lease") without the prior written consent of Lender, so long as (A) there is no Event of Default (or other default, but for the passing of any applicable grace period or cure period would be an Event of Default) and (B) such proposed Lease or Renewal Lease (i) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease is executed by Borrower (unless, in the case of a Renewal Lease, the rent payable during such renewal, or a formula or other method to compute such rent, is provided for in the original Lease), (ii) is an arms-length transaction with a bona fide, independent third party tenant, (iii) does not have a materially adverse effect on the value of the Property taken as a whole, (iv) is subject and subordinate to the Security Instrument and the lessee thereunder agrees to subordinate the Lease or Renewal Lease to the lien of this Security Instrument, and (v) if required by Lender, is written on the standard form of lease approved by Lender. All proposed Leases which do not satisfy the requirements set forth in this paragraph shall be subject to the prior approval of Lender and its counsel, at Borrower's expense. Borrower shall promptly deliver to Lender copies of all Leases which are entered into pursuant to this Subsection together with Borrower's certification that it has satisfied all of the conditions of this Subsection.

                        (b)     Borrower (i) shall observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of any of the Leases as security for the Debt; (ii) upon request, shall promptly send copies to Lender of all notices of default which Borrower shall send or receive thereunder; (iii) shall enforce all of the material terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed; (iv) shall not collect any of the Rents more than one (1) month in advance (security deposits shall not be deemed Rents collected in advance); (v) shall not execute any other assignment of the lessor's interest in any of the Leases or the Rents; and (vi) shall not consent to any assignment of or subletting under any Leases not in accordance with their terms, without the prior written consent of Lender.

                        (c)     Borrower may, without the consent of Lender, amend, modify or waive any provisions of any Lease or terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Lease (including any guaranty, letter of credit or other credit support with respect thereto) provided that such action (taking into account, in the case of a termination, reduction in rent, surrender of space or shortening of term, the planned alternative use of the affected space) does not have a materially adverse effect on the value of the Property taken as a whole, and provided that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Security Instrument and any subordination agreement binding upon Lender with respect to such Lease. A termination of a Lease with a tenant who is in default beyond applicable notice and grace periods shall not be considered an action which has a materially adverse effect on the value of the Property taken as a whole. Any amendment, modification, waiver, termination, rent reduction, space surrender or term shortening which does not satisfy the requirements set forth in this Subsection shall be subject to the prior approval of Lender and its counsel, at Borrower's expense. Borrower shall promptly deliver to Lender copies of amendments, modifications and waivers which are entered into pursuant to this Subsection together with Borrower's certification that it has satisfied all of the conditions of this Subsection.

                        (d)     Notwithstanding anything contained herein to the contrary, Borrower shall not, without the prior written consent of Lender, enter into, renew, extend, amend, modify, waive any provisions of, terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Major Lease. The term "Major Lease" shall mean any Lease under which the base rents will contribute in excess of twenty percent (20%) of the gross cash flow of the Property, together with any instrument guaranteeing or providing credit support therefor.

Section 3.9.     MAINTENANCE AND USE OF PROPERTY.     Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property with replacement property of equal or greater value) without the consent of Lender. Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any condemnation or taking proceeding and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Borrower shall not initiate, join in , acquiesce in , or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting, defining or changing the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Lender, and Borrower shall take such other steps as Lender may require to establish the legality of such non-conforming use.

Section 3.10.     WASTE.     Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or substantially increase the rates thereunder, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security of this Security Instrument. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

Section 3.11.     COMPLIANCE WITH LAWS.

                        (a)     Borrower shall promptly comply with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting the Property, and the use thereof, including any Environmental Law (hereinafter defined) ("Applicable Laws").

                        (b)     Borrower shall from time to time, upon Lender's request, provide Lender with evidence reasonably satisfactory to Lender that the Property complies with all Applicable Laws or is exempt from compliance with Applicable Laws.

                        (c)     Notwithstanding any provisions set forth herein or in any document regarding Lender's approval of alterations of the Property, Borrower shall not alter the Property in any manner which would materially increase Borrower's responsibilities for compliance with Applicable Laws without the prior written approval of Lender. Lender's approval of the plans, specifications, or working drawings for alterations of the Property shall create no responsibility or liability on behalf of Lender for their completeness, design, sufficiency or their compliance with Applicable Laws. The foregoing shall apply to tenant improvements constructed by Borrower or by any of its tenants. Lender may condition any such approval upon receipt of a certificate of compliance with Applicable Laws from an independent architect, engineer, or other person acceptable to Lender.

                        (d)     Borrower shall give prompt notice to Lender of the receipt by Borrower of any notice related to a violation or threatened violation of any Applicable Laws and of the commencement or threatened commencement of any proceedings or investigations which relate to compliance with Applicable Laws.

                        (e)     After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceedings, promptly initiated and conducted in good faith and with due diligence, the Applicable Laws affecting the Property, provided that (i) no Event of Default has occurred and is continuing under the Note, this Security Instrument or any of the Other Security Documents; (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or the Property is subject and shall not constitute a default thereunder; (iv) neither the Property, any part thereof or interest therein, any of the tenants or occupants thereof, Borrower, nor Lender shall be affected in any material adverse way as a result of such proceeding; (v) non-compliance with the Applicable Laws shall not impose civil or criminal liability on Borrower or Lender; and (vi) Borrower shall have furnished to Lender all other items reasonably requested by Lender.

Section 3.12.     BOOKS AND RECORDS.

                        (a)     Borrower and any Guarantors (hereinafter defined) and Indemnitor(s) (hereinafter defined), if any, shall keep adequate books and records of account in accordance with generally accepted accounting principles ("GAAP"), or in accordance with other methods acceptable to Lender in its sole discretion, consistently applied and furnish to Lender:

                                  (i)     monthly (or if the Loan (defined below) has been securitized or sold as a whole loan by Lender, quarterly) and annual certified rent rolls signed and dated by Borrower, detailing the names of all tenants of the Improvements, the portion of Improvements occupied by each tenant, the base rent and any other charges payable under each Lease and the term of each Lease, including the expiration date, the extent to which any tenant is in default under any Lease, and any other information as is reasonably required by Lender, within twenty (20) days after the end of each calendar month, thirty (30) days after the end of each fiscal quarter or sixty (60) days after the close of each fiscal year of Borrower, as applicable;

                                  (ii)     quarterly and annual operating statements of the Property, prepared and certified by Borrower in the form required by Lender, detailing the revenues received, the expenses incurred and the net operating income before and after debt service (principal and interest) and major capital improvements for each month and containing appropriate year to date information, within twenty (20) days after the end of each calendar month, thirty (30) days after the end of each fiscal quarter or sixty (60) days after the close of each fiscal year of Borrower, as applicable;

                                  (iii)     an annual operating statement of the Property detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, to be prepared and certified by Borrower in the form required by Lender, or if required by Lender, an audited annual operating statement prepared and certified by an independent certified public accountant acceptable to Lender, within sixty (60) days after the close of each fiscal year of Borrower; and

                                  (iv)     quarterly and annual balance sheet and profit and loss statements of Borrower, any Guarantors and any Indemnitor(s) in the form required by Lender, prepared and certified by the respective Borrower, Guarantors and/or Indemnitor(s), or if required by Lender, audited financial statements prepared by an independent certified public accountant acceptable to Lender, within thirty (30) days after the end of each fiscal quarter or sixty (60) days after the close of each fiscal year of Borrower, Guarantors and Indemnitor(s), as the case may be; and

                                  (v)     within sixty (60) days after the close of each fiscal year, copies of each Borrower's, Guarantor's and Indemnitor's state and federal income tax returns, as same had been filed, and certified by such party as true and complete.

                        (b)     Upon request from Lender, Borrower, any Guarantor and any Indemnitor shall furnish in a timely manner to Lender:

                                  (i)     a property management report for the Property, any information reasonably requested by Lender, in reasonable detail and certified by Borrower (or an officer, general partner, member or principal of Borrower if Borrower is not an individual) to be true and complete, but no more frequently than quarterly; and

                                  (ii)     an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions.

                        (c)     Borrower, any Guarantor and any Indemnitor shall furnish Lender with such other additional financial or management information (including State and Federal tax returns) as may, from time to time, be reasonably required by Lender in form and substance satisfactory to Lender.

                        (d)     Borrower, any Guarantor and any Indemnitor shall furnish to Lender and its agents convenient facilities for the examination, copying and audit of any such books and records.

Section 3.13.     PAYMENT FOR LABOR AND MATERIALS.     Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to exist in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Exceptions (defined below).

Section 3.14.     PERFORMANCE OF OTHER AGREEMENTS.     Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property, or given by

Borrower to Lender for the purpose of further securing an Obligation and any amendments, modifications or changes thereto.

Section 3.15.     CHANGE OF NAME, IDENTITY OR STRUCTURE.     Borrower shall not change Borrower's name, identity (including its trade name or names) or, if not an individual, Borrower's corporate, partnership or other structure without notifying the Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower's structure, without first obtaining the prior written consent of the Lender.

Section 3.16.     EXISTENCE.     Borrower will continuously maintain (a) its existence and shall not dissolve or permit its dissolution, (b) its rights to do business in the state where the Property is located and (c) its franchises and trade names.

Section 3.17.     MANAGEMENT.     The Property shall be managed by either: (a) Borrower or an entity affiliated with Borrower and approved by Lender for so long as Borrower or said affiliated entity is managing the Property in a first class manner; or (b) a professional property management company approved by Lender. Management by an affiliated entity or a professional property management company shall be pursuant to a written agreement approved by Lender which shall be in all respects subordinate to this Security Instrument. In no event shall any manager be removed or replaced or the terms of any management agreement modified or amended without the prior written consent of Lender. In the event (x) of default hereunder or under any management contract then in effect, which default is not cured within any applicable grace or cure period or (y) of the bankruptcy or insolvency of the manager, Lender shall have the right to immediately terminate, or to direct Borrower to immediately terminate, such management contract and to retain, or to direct Borrower to retain, a new management agent approved by Lender. All Rents generated by or derived from the Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Property, including, without limitation, current expenses relating to Borrower's liabilities and obligations with respect to the Note, this Security Instrument and the Other Security Documents, and none of the Rents generated by or derived from the Property shall be diverted by Borrower and utilized for any other purpose unless all such current expenses attributable to the ownership and operation of the Property have been fully paid and satisfied.

Section 3.18.     PRINCIPAL PLACE OF BUSINESS.     Borrower shall not change the principal place of business or chief executive office, or, in the event Borrower is one or more natural persons, the location of its permanent residence, all as set forth herein without the consent of Lender, which consent shall not be unreasonably withheld. Lender's consent shall be conditioned upon, among other things, the execution and delivery of additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender's security interest in the Property as a result of such change of principal place of business.

ARTICLE 4. - REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that:

Section 4.1.     WARRANTY OF TITLE.     Borrower has good and marketable title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same and that Borrower possesses an unencumbered fee simple absolute estate in the Land and the Improvements and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Security Instrument (the "Permitted Exceptions"). Borrower shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all persons whomsoever, and shall make such further assurances to perfect fee simple title to the Property as Lender may reasonably require.

Section 4.2.     LEGAL STATUS AND AUTHORITY.     Borrower (a) is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation; (b) is duly qualified to transact business and is in good standing in the state where the Property is located; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own, operate and lease the Property. Borrower (and the undersigned representative of Borrower, if any) has full power, authority and legal right to execute this Security Instrument, and to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Security Instrument on Borrower's part to be performed.

Section 4.3.     VALIDITY OF DOCUMENTS.     (a) The execution, delivery and performance of the Note, this Security Instrument and the Other Security Documents and the borrowing evidenced by the Note (i) are within the power and authority of Borrower; (ii) have been authorized by all requisite organizational action; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any provision of law, any order or judgment of any court or governmental authority, the articles of incorporation, by-laws, partnership or trust agreement, articles of organization, operating agreement, or other governing instrument of Borrower, or any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its assets or the Property is or may be bound or affected; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby; and (vi) will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this Security Instrument in appropriate land records in the State where the Property is located and except for Uniform Commercial Code filings relating to the security interest created hereby), and (b) the Note, this Security Instrument and the Other Security Documents constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their terms.

Section 4.4.     LITIGATION.     There is no action, suit or proceeding, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to the best of Borrower's knowledge, threatened or contemplated against Borrower, a Guarantor, if any, an Indemnitor, if any, or against or affecting the Property that has not been disclosed to Lender by Borrower in writing.

Section 4.5.     STATUS OF PROPERTY.

                        (a)     Borrower has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

                        (b)     The Property and the present and contemplated use and occupancy thereof are in full compliance with all applicable zoning ordinances, building codes, land use laws, Environmental Laws and other similar laws.

                        (c)     The Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.

                        (d)     All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public, and have been dedicated to and accepted for public maintenance by the applicable municipal or county authorities.

                        (e)     The Property is served by public water and sewer systems.

                        (f)     The Property is free from damage caused by fire or other casualty.

                        (g)     All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full.

                        (h)     Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than tenants' property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby.

                        (i)     All liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Applicable Laws.

                        (j)     No portion of the Improvements is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts or, if any portion of the Improvements is located within such area, Borrower has obtained and will maintain the insurance required pursuant to the terms hereof.

                        (k)     All the Improvements lie within the boundaries of the Land.

Section 4.6.     NO FOREIGN PERSON.     Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations.

Section 4.7.     SEPARATE TAX LOT.     The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

Section 4.8.     LEASES.     Except as disclosed in the rent roll for the Property delivered to and approved by Lender, (a) Borrower is the sole owner of the entire lessor's interest in the Leases; (b) the Leases are valid and enforceable and in full force and effect; (c) all of the Leases are arms-length agreements with bona fide, independent third parties; (d) no party under any Lease is in default; (e) all Rents due have been paid in full; (f) the terms of all alterations, modifications and amendments to the Leases are reflected in the certified occupancy statement delivered to and approved by Lender; (g) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated; (h) none of the Rents have been collected for more than one (1) month in advance (except a security deposit shall not be deemed rent collected in advance); (i) the premises demised under the Leases have been completed in accordance with the Leases, and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (j) there exist no offsets or defenses to the payment of any portion of the Rents and Borrower has no monetary obligation to any tenant under any Lease; (k) Borrower has received no notice from any tenant challenging the validity or enforceability of any Lease; (l) there are no agreements with the tenants under the Leases other than expressly set forth in each Lease; (m) the Leases are valid and enforceable against Borrower and the tenants set forth therein; (n) no Lease contains an option to purchase, right of first refusal to purchase, right of first refusal to relet, or any other similar provision; (o) no person or entity has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease; (p) each Lease is subordinate to this Security Instrument, either pursuant to its terms or a recordable subordination agreement; (q) no Lease has the benefit of a non-disturbance agreement that would be considered unacceptable to prudent institutional lenders; (r) all security deposits relating to the Leases reflected on the certified rent roll delivered to Lender have been collected by Borrower; and (s) no brokerage commissions or finders fees are due and payable regarding any Lease.

Section 4.9.     FINANCIAL CONDITION.

                        (a)     (i) Borrower is solvent and no proceeding under Creditors Rights Laws (hereinafter defined) with respect to Borrower has been initiated, and (ii) Borrower has received reasonably equivalent value for the granting of this Security Instrument.

                        (b)     No petition in bankruptcy has been filed by or against Borrower, any Guarantor, any Indemnitor or any related entity, or any principal, general partner or member thereof, in the last seven (7) years, and neither Borrower, any Guarantor, any Indemnitor nor any related entity, or any principal, general partner or member thereof, in the last seven (7) years has ever made any assignment for the benefit of creditors or taken advantage of any Creditors Rights Laws.

Section 4.10.     BUSINESS PURPOSES.     The loan evidenced by the Note secured by the Security Instrument and the Other Security Documents (the "Loan") is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

Section 4.11.     TAXES.     Borrower, any Guarantor and any Indemnitor have filed all federal, state, county, municipal, and city income, personal property and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Neither Borrower, any Guarantor nor any Indemnitor knows of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

Section 4.12.     MAILING ADDRESS.     Borrower's mailing address, as set forth in the opening paragraph hereof or as changed in accordance with the provisions hereof, is true and correct.

Section 4.13.     NO CHANGE IN FACTS OR CIRCUMSTANCES.     All information in the application for the Loan submitted to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the application or in satisfaction of the terms thereof, are accurate, complete and correct in all respects. There has been no adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading.

Section 4.14.     DISCLOSURE.     Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

Section 4.15.     THIRD PARTY REPRESENTATIONS.     Each of the representations and the warranties made by each Guarantor and Indemnitor in any Other Security Document(s) is true and correct in all material respects.

Section 4.16.     ILLEGAL ACTIVITY.     No portion of the Property has been or will be purchased, improved, equipped or furnished with proceeds of any illegal activity and to the best of Borrowers' knowledge, there are no illegal activities or activities relating to controlled substances at the Property.

Section 4.17.     PERMITTED EXCEPTIONS.     None of the Permitted Exceptions, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Security Instrument, the Note, and the Other Security Documents, materially and adversely affect the value of the Property, impair the use or the operation of the Property or impair Borrower's ability to pay its obligations in a timely manner.

Section 4.18.     PRINCIPAL PLACE OF BUSINESS.     Borrower's principal place of business is as set forth in the opening paragraph to this Security Instrument.

Section 4.19.     ERISA.

                        (a)     As of the date hereof and throughout the term of this Security Instrument, (i) Borrower is not and will not be an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, and (ii) the assets of Borrower do not and will not constitute "plan assets" of one or more such plans for purposes of Title I of ERISA; and

                        (b)     As of the date hereof and throughout the term of this Security Instrument (i) Borrower is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA and (ii) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with respect to governmental plans.

Section 4.20.     PROPERTY USE.     The Property shall continue to be used in accordance with its present use, and for no other use without the prior written consent of Lender.

ARTICLE 5. - OBLIGATIONS AND RELIANCE

Section 5.1.     RELATIONSHIP OF BORROWER AND LENDER.     The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Note, this Security Instrument and the Other Security Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

Section 5.2.     NO RELIANCE.     The members, general partners, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise in connection with the ownership and operation of the Property. Borrower is not relying on Lender's expertise, business acumen or advice in connection with the Property.

Section 5.3.     NO LENDER OBLIGATIONS.     Notwithstanding anything to the contrary contained herein, Lender is not undertaking the performance of (a) any obligations under the Leases; or (b) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents. By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Security Instrument, the Note or the Other Security Documents, including without limitation, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

Section 5.4.     RELIANCE.     Borrower recognizes and acknowledges that in accepting the Note, this Security Instrument and the Other Security Documents, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth herein without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender, that such reliance existed on the part of Lender prior to the date hereof; that the warranties and representations are a material inducement to Lender in accepting the Note, this Security Instrument and the other Security Documents; and that Lender would not be willing to make the Loan and accept this Security Instrument in the absence of the warranties and representations as set forth herein.

ARTICLE 6. - FURTHER ASSURANCES

Section 6.1.     RECORDING OF SECURITY INSTRUMENT, ETC.     Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the Other Security Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Security Instrument, the Other Security Documents, any note or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

Section 6.2.     FURTHER ACTS, ETC.     Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the Property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all applicable state or federal law. Borrower, on demand, will execute and delivery and hereby authorizes Lender, following 10 days' notice to Borrower, to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence or perfect more effectively the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender hereunder.

Section 6.3.     CHANGES IN TAX, DEBT CREDIT AND DOCUMENTARY STAMP LAWS.

                        (a)     If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option, exercisable by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

                        (b)     Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof.

                        (c)     If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the Other Security Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

Section 6.4.     ESTOPPEL CERTIFICATES.

                        (a)     After request by Lender, Borrower, within ten (10) days, shall furnish Lender or any proposed assignee with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the terms of payment and maturity date of the Note, (v) the date installments of interest and/or principal were last paid, (vi) that, except as provided in such statement, there are no defaults or events which with the passage of time or the giving of notice or both, would constitute an event of default under the Note or the Security Instrument, (vii) that the Note and this Security Instrument are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (viii) whether any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (ix) that all Leases are in full force and effect and (provided the Property is not a residential multifamily property) have not been modified (or if modified, setting forth all modifications), (x) the date to which the Rents thereunder have been paid pursuant to the Leases, (xi) whether or not, to the best knowledge of Borrower, any of the lessees under the Leases are in default under the Leases, and, if any of the lessees are in default, setting forth the specific nature of all such defaults, (xii) the amount of security deposits held by Borrower under each Lease and that such amounts are consistent with the amounts required under each Lease, and (xiii) as to any other matters reasonably requested by Lender and reasonably related to the Leases, the obligations secured hereby, the Property or this Security Instrument.

                        (b)     Borrower shall use its best efforts to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more lessees as required by Lender attesting to such facts regarding the Lease as Lender may require, including, but not limited to attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, except as security, and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease.

                        (c)     Upon any transfer or proposed transfer of the Property at Lender's request, Borrower, any Guarantors and any Indemnitor(s) shall provide an estoppel certificate in such form, substance and detail as Lender may require.

Section 6.5.     FLOOD INSURANCE.     After Lender's request, Borrower shall deliver evidence satisfactory to Lender that no portion of the Improvements is situated in a federally designated "special flood hazard area" or, if it is, that Borrower has obtained insurance meeting the requirements hereof.

Section 6.6.     REPLACEMENT DOCUMENTS.     Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any Other Security Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or Other Security Document, Borrower will issue, in lieu thereof, a replacement Note or Other Security Document, dated the date of such lost, stolen, destroyed or mutilated Note or Other Security Document in the same principal amount thereof and otherwise of like tenor.

ARTICLE 7. - DUE ON SALE/ENCUMBRANCE

Section 7.1.     TRANSFER DEFINITIONS.     For purposes of this Article, an "Affiliated Manager" shall mean any managing agent in which Borrower, any Guarantor or Indemnitor has, directly or indirectly, any legal, beneficial or economic interest; a "Restricted Party" shall mean Borrower, any Guarantor, any Indemnitor, or any Affiliated Manager or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, any Guarantor, any Indemnitor, any Affiliated Manager or any non-member manager; and a "Sale" shall mean a voluntary or involuntary sale, conveyance, transfer or pledge of a legal or beneficial interest.

Section 7.2.     NO SALE/ENCUMBRANCE.

                        (a)     Borrower shall not sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or any part thereof or any legal or beneficial interest therein (collectively a "Transfer"), other than pursuant to Leases of space in the Improvements to tenants in accordance with the provisions hereof without the prior written consent of Lender.

                        (b)     A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation's stock or the creation or issuance of new stock in one or a series of transactions, by which such corporation's stock shall be vested in a party or parties who are not now shareholders; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or the creation or issuance of new limited partnership interests in one or a series of transactions, by which such limited partnership interests shall be vested in a party or parties who are not now limited partners; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests in one or a series of transaction, by which such non-managing membership interests shall be vested in a party or parties who are not now non-managing members; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests in one or a series of transactions, by which such beneficial or legal interests shall be vested in a party or parties who are not now legal or beneficial owners; or (vii) the removal or the resignation of the managing agent (including, without limitation, an Affiliated Manager) other than in accordance herewith.

Section 7.3.     PERMITTED TRANSFERS.     Notwithstanding anything to the contrary contained herein, the following transfers shall not be deemed to be a Transfer: (a) a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party; and (b) the Sale or Pledge of stock or limited partnership or non-managing membership interests in a Restricted Party by which, in one or a series of transactions, in the aggregate, not more than forty-nine percent (49%) of the stock, limited partnership interests or non-managing membership interests (as the case may be) in a Restricted Party, shall be vested in parties not now having an ownership interest; provided, however, no such transfer shall result in the change of voting control in the Restricted Party, and as a condition to each such transfer, Lender shall receive not less than ten (10) days prior written notice of such proposed transfer.

ARTICLE 8. - DEFAULT

Section 8.1.     EVENTS OF DEFAULT.     The occurrence of any one or more of the following events shall constitute an "Event of Default":

                        (a)     if any portion of the Debt is not paid on or prior to the date the same is due or if the entire Debt is not paid on or before the Maturity Date;

                        (b)     if Borrower fails to repay any sum paid or advanced by Lender under the terms of this Security Instrument or any Other Loan Document;

                        (c)     if Borrower fails to repay any sum paid, advanced or loaned by Lender to Borrower under the terms of any other Security Instrument, promissory note or other loan document in connection with any other loan;

                        (d)     if any of the Taxes or Other Charges is not paid when the same is due and payable except to the extent sums sufficient to pay such Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument;

                        (e)     if the Policies are not kept in full force and effect, or if the Policies are not delivered to Lender as provided herein;

                        (f)     if Borrower violates or does not comply with any of the provisions of this Security Instrument or any Other Loan Document;

                        (g)     if any representation or warranty of Borrower, any Indemnitor or any person guaranteeing payment of the Debt or any portion thereof or performance by Borrower of any of the terms of this Security Instrument (a "Guarantor"), or any member, general partner, principal or beneficial owner of any of the foregoing, made herein or in any guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made;

                        (h)     if (i) Borrower or any managing member or general partner of Borrower, or any Guarantor or Indemnitor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors ("Creditors Rights Laws"), seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any managing member or general partner of Borrower, or any Guarantor or Indemnitor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower or any managing member or general partner of Borrower or any Guarantor or Indemnitor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Borrower or any managing member or general partner of Borrower, or any Guarantor or Indemnitor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Borrower or any managing member or general partner of Borrower or any Guarantor or Indemnitor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any managing member or general partner of Borrower, or any Guarantor or Indemnitor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

                        (i)     if Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property whether it be superior or junior in lien to this Security Instrument;

                        (j)     if the Property becomes subject to any mechanic's, materialman's or other lien other than a lien for any Taxes not then due and payable and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days;

                        (k)     if any federal tax lien is filed against Borrower, any member or general partner of Borrower, any Guarantor, any Indemnitor or the Property and same is not discharged or record within thirty (30) days after same is filed;

                        (l)     if any default occurs under any guaranty or indemnity executed in connection herewith, and such default continues after the expiration of applicable grace periods, if any; or

                        (m)     if Borrower files of record, without the prior written consent of Lender which Lender may grant or withhold for any reason in its sole and absolute discretion, any notice limiting the maximum principal amount that may be secured hereunder; or

                        (n)     if Borrower sells, transfers (whether voluntary or by operation of law), pledges, hypothecates or further encumbers all or any part of the Property or any interest therein or any interest in the Borrower except as otherwise expressly provided herein), or additionally assigns all or any part of the rents, income or profits arising therefrom, in either case without the prior written consent of Lender, which may be withheld for any reason in Lender's sole and absolute discretion; or

                        (o)     if Borrower or any Guarantor or Indemnitor is dissolved, merges into another entity, or otherwise terminates its existence (other than as specifically allowed pursuant to the terms hereof) or if the person(s) controlling such entity shall take any action authorizing or leading to the same; or

                        (p)     if for more than ten (10) days after notice from Lender, Borrower shall continue to be in default under any other term, covenant or condition of the Note, this Security Instrument or the Other Security Documents in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after notice from Lender in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of sixty (60) days.

ARTICLE 9. - RIGHTS AND REMEDIES

Section 9.1     REMEDIES.     Upon the occurrence of any Event of Default, to the extent permitted by applicable law, Borrower agrees that Lender may take action available at law, in equity, and as otherwise provided in this Security Instrument, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower in and to the Property, including, but not limited to the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

                        (a)     declare the entire unpaid Debt to be immediately due and payable;

                        (b)     institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable state or federal law in which case the Property or any interest therein may be sold for case or upon credit in one or more parcels or in several interests or portions and in any order or manner;

                        (c)     with or without entry, to the extent permitted and pursuant to the procedures provided by applicable state or federal law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, inimpaired and without loss of priority;

                        (d)     sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, in one or more parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

                        (e)     institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or in the Other Security Documents;

                        (f)     recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the Other Security Documents;

                        (g)     apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, any Guarantor, Indemnitor or of any person, firm or other entity liable for the payment of the Debt;

                        (h)     subject to any applicable state or federal law, the license granted to Borrower to collect and receive rents hereunder shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servant wholly therefrom, and take possession of all rent rolls, leases (including the form lease) and amendments and exhibits, subleases (including the form sublease) and amendments and exhibits and rental and license agreements with the tenants, subtenants and licensees in possession of the Property or any part or parts thereof; tenants', subtenants' and licensees' money deposits or other property (including, without limitation, any letter of credit) given to secure tenants', subtenants' and licensees' obligations under leases, subleases or licenses, together with a list of the foregoing; all lists pertaining to current rent and license fee arrears; any and all architects' plans and specifications, licenses and permits, documents, books, records, accounts, surveys and property which relate to the management, leasing, operation, occupancy, ownership, insurance, maintenance, or service of or construction upon the Property and Borrower agrees to surrender possession thereof and of the Property to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Lender deems advisable; (iii) make alterations; additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) either require Borrower (A) to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower, or (B) to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (vi) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, Insurance Premiums and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

                        (i)     exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Personal Property or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Personal Property, and (ii) request Borrower at its expense to assemble the Personal Property and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Personal Property sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Borrower;

                        (j)     apply any sums then deposited in the Escrow Fund and any other sums held in escrow or otherwise by Lender in accordance with the terms of this Security Instrument or any Other Security Document to the payment of the following items in any order in its sole discretion: (i) Taxes and Other Charges; (ii) Insurance Premiums; (iii) interest on the unpaid principal balance of the Note; (iv) amortization of the unpaid principal balance of the Note; and (v) all other sums payable pursuant to the Note, this Security Instrument and the Other Security Documents, including, without limitation, advances made by Lender pursuant to the terms of this Security Instrument;

                        (k)     surrender the Policies maintained pursuant hereto, collect the unearned Insurance Premiums and apply such sums as a credit on the Debt in such priority and proportion as Lender in its discretion shall deem proper, and in connection therewith, Borrower hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect such unearned Insurance Premiums;

                        (l)     apply the undisbursed balance of any net proceeds deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion; or

                        (m)     pursue such other remedies as Lender may have under applicable state or federal law.

In the event of a sale, by foreclosure, to the extent permitted by applicable law, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. Notwithstanding the provisions of this Section to the contrary, if any Event of Default shall occur, and the Lender elects to declare the entire unpaid Debt to be automatically due and payable, such remedy may be pursued without any further notice, demand or other action by Lender.

Section 9.2.      APPLICATION OF PROCEEDS.     The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Lender pursuant to the Note, this Security Instrument or the Other Security Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper and which are in accordance with applicable law or as shall be required by a court of competent jurisdiction.

Section 9.3.      RIGHT TO CURE DEFAULTS.     Upon the occurrence of any Event of Default or if Borrower fails to make any payment or to do any act as herein provided, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt. The cost and expense of any cure hereunder (including reasonable attorneys' fees to the extent permitted by law), with interest at the Default Rate (defined in the Note), shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All costs and expenses incurred by Lender in remedying any Event of Default or failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate defined in the Note, for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the Other Security Documents and shall be immediately due and payable upon demand by Lender therefor.

Section 9.4      ACTIONS AND PROCEEDINGS.     At any time, Lender has the right to appear in and defend, compromise or settle any action or proceeding brought with respect to the Property, and after the occurrence and during the continuance of an Event of Default, to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

Section 9.5      RECOVERY OF SUMS REQUIRED TO BE PAID.     Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

Section 9.6.      EXAMINATION OF BOOKS AND RECORDS.     Lender, its agents, accountants and attorneys shall have the right upon prior written notice to Borrower (unless an Event of Default exists, in which case no notice shall be required), to examine and audit, during reasonable business hours, the records, books, management and other papers of Borrower and its affiliates or of any Guarantor or Indemnitor which pertain to their financial condition or the income, expenses and operation of the Property, at the Property or at any office regularly maintained by Borrower, its affiliates or any Guarantor or Indemnitor where the books and records are located. Lender and its agents shall have the right upon notice to make copies and extracts from the foregoing records and other papers at no cost to Lender.

Section 9.7.      OTHER RIGHTS, ETC.

                        (a)     The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower's obligations hereunder by reason of (i) the failure of Lender to comply with any request of Borrower, any Guarantor or any Indemnitor to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the Other Security Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment, changing the rate of interest, or otherwise modifying or supplementing the terms of the Note, this Security Instruments or the Other Security Documents.

                        (b)     It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender's possession.

                        (c)     Lender may resort for the payment of the Debt to any other security held by or guaranties given to Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 9.8.      RIGHT TO RELEASE ANY PORTION OF THE PROPERTY.     Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

Section 9.9.      VIOLATION OF LAWS.     If the Property is not in compliance with Applicable Laws, Lender may impose additional requirements upon Borrower in connection herewith including, without limitation, monetary reserves or financial equivalents.

Section 9.10.      RIGHT OF ENTRY.     Lender and its agents shall have the right to enter and inspect the Property at all reasonable times.

Section 9.11.      SUBROGATION.     If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Borrower's obligations hereunder, under the Note and the Other Security Documents and the performance and discharge of the Other Obligations.

ARTICLE 10 - ENVIRONMENTAL HAZARDS

Section 10.1.     ENVIRONMENTAL DEFINITIONS.     For the purpose of this Section, "Environmental Law" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act, that apply to Borrower or the Property and relate to Hazardous Materials. ''Environmental Liens" means all Liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other person or entity. ''Environmental Report" means the written reports resulting from the environmental site assessments of the Property delivered to Lender. "Hazardous Materials" shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls ("PCBs") and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material," "hazardous waste," "toxic substance," "toxic pollutant," "contaminant," or ''Pollutant'' within the meaning of any Environmental Law. "Release" of any Hazardous Materials includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

Section 10.2.     ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that: (a) there are no Hazardous Materials or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with Environmental Laws and with permits issued pursuant thereto (if such permits are required), if any, and (ii) either (A) in amounts not in excess of that necessary to operate the Property or (B) fully disclosed to and approved by Lender in writing pursuant to an Environmental Report; (b) there are no past, present or threatened (defined below) Release of Hazardous Materials in violation of any Environmental Law and which would require remediation by a governmental authority in, on, under or from the Property except as described in the Environmental Report; (c) there is no threat of any Release of Hazardous Materials migrating to the Property except as described in the Environmental Report; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as described in the Environmental Report; (e) Borrower does not know of, and has not received, any written or oral notice or other communication from any person or entity (including but not limited to a governmental entity) relating to Hazardous Materials in, on, under or from the Property; and (f) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property known to Borrower or contained in Borrower's files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from the Property and/or to the environmental condition of the Property.

Section 10.3.     ENVIRONMENTAL COVENANTS.     Borrower covenants and agrees that so long as Borrower owns, manages, is in possession of, or otherwise controls the operation of the Property: (a) all uses and operations on or of the Property, whether by Borrower or any other person or entity, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Materials in, on, under or from the Property; (c) there shall be no Hazardous Materials in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (ii) (A) in amounts not in excess of that necessary to operate the Property or (B) fully disclosed to and approved by Lender in writing; (d) Borrower shall keep the Property free and clear of all Environmental Liens; (e) Borrower shall, at its sale cost and expense, fully and expeditiously cooperate in all activities pursuant to this Section, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender, upon Lender's reasonable belief that the Property is not in full compliance with all Environmental Laws, and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties (hereinafter defined) shall be entitled to rely on such reports and other results thereof; (g) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (i) reasonably effectuate remediation of any Hazardous Materials in, on, under or from the Property; and (ii) comply with any Environmental Law; (h) Borrower shall not allow any tenant or other user of the Property to violate any Environmental Law; and (i) Borrower shall immediately notify Lender in writing after it bas become aware of (A) any presence or Release or threatened Releases of Hazardous Materials in, on, under, from or migrating towards the Property; (B) any non-compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien; (D) any required or proposed remediation of environmental conditions relating to the Property; or (E) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to Hazardous Materials. Any failure of Borrower to perform its obligations pursuant to this Section 10.3 shall constitute bad faith waste with respect to the Property.

Section 10.4.     LENDER'S RIGHTS.     Lender and any other person or entity designated by Lender, including but not limited to any representative of a governmental entity, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit at Borrower's expense (the scope of which shall be determined in Lender's sole discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cooperate with and provide access to Lender and any such person or entity designated by Lender.

Section 10.5.     OPERATIONS AND MAINTENANCE PROGRAMS.     If recommended by the Environmental Report or any other environmental assessment or audit of the Property, Borrower shall establish and comply with an operations and maintenance program with respect to the Property, in form and substance reasonably acceptable to Lender, prepared by an environmental consultant reasonably acceptable to Lender, which program shall address any asbestos containing material or lead based paint that may now or in the future be detected at or on the Property. Without limiting the generality of the preceding sentence, Lender may require (a) periodic notices or reports to Lender in form, substance and at such intervals as Lender may specify, (b) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters, (c) at Borrower's sole expense, supplemental examination of the Property by consultants specified by Lender, (d) access to the Property by Lender, its agents or servicer, to review and assess the environmental condition of the Property and Borrower's compliance with any operations and maintenance program, and (e) variation of the operations and maintenance program in response to the reports provided by any such consultants.

ARTICLE 11 - INDEMNIFICATION

Section 11.1.     GENERAL INDEMNIFICATION.     Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties (defined below) from and against any and all Losses (defined below) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following (a) any accident, injury to or death of persons or loss of or damage to property occurring in on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property to be in compliance with any Applicable Laws; (e) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (f) Borrower's breach of any term, covenant, condition, representation or warranty contained herein; or (g) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loan evidenced by the Note and secured by this Security Instrument. Any amounts payable to Lender by reason of the application of this Section shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid. The term "Losses" shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to attorneys' fees and other costs of defense). The term "Indemnified Parties" shall mean (a) Lender, (b) any prior owner or holder of the Note, (c) any servicer or prior servicer of the Loan, (d) any Investor (defined below) or any prior Investor in any Participations (defined below), (e) any trustees, custodians or other fiduciaries who hold or who have held a full or partial interest in the Loan for the benefit of any Investor or other third party, (f) any receiver or other fiduciary appointed in a foreclosure of other Creditors Rights Laws proceeding, (g) any officers, directors, shareholders, partners, members, employees, agents, servants, representatives, contractors; subcontractors, affiliates or subsidiaries of any and all of the foregoing, and (h) the heirs, legal representatives, successors and assigns of any and all of the foregoing (including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of the Indemnified Parties' assets and business), in all cases whether during the term of the Loan or as part of or following a foreclosure of the Loan.

Section 11.2.     MORTGAGE, DOCUMENTARY STAMPS AND/OR INTANGIBLE TAX. Borrower shall at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax or fee on the making and/or recording of this Security Instrument, the Note or any of the Other Security Documents.

Section 11.3.     DUTY TO DEFEND; ATTORNEYS' FEES AND OTHER FEES AND EXPENSES. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding. Upon demand, Borrower shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories, surveyors, title searches and other professionals in connection therewith, which any Indemnified Parties may engage as a result of any Losses.

Section 11.4.     ENVIRONMENTAL INDEMNITY.     As between Borrower and Lender, all risk of loss associated with non-compliance with Environmental Laws, or with the presence of any Hazardous Material at, upon, within, contiguous to or otherwise affecting the Property, shall lie solely with Borrower. Accordingly, Borrower shall bear all risks and costs associated with any loss (including any loss in value attributable to Hazardous Materials), damage or liability therefrom, including all costs of removal of Hazardous Materials or other remediation required by Lender or by law. Borrower shall indemnify, defend and hold Lender harmless from and against all loss, liabilities, damages, claims, costs and expenses (including reasonable costs of defense) arising out of or associated, in any way, with the non-compliance with Environmental Laws, or the existence of Hazardous Materials in, on, or about the Property, or a breach of any representation, warranty or covenant contained in Article 10 hereof, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including those arising from the joint, concurrent, or comparative negligence of Lender; however, Borrower shall not be liable under such indemnification to the extent such loss, liability, damage, claim, cost or expense results solely from Lender's gross negligence or willful misconduct. Borrower's obligations hereunder shall arise upon the discovery of the presence of any Hazardous Material, whether or not any governmental authority has taken or threatened any action in connection with the presence of any Hazardous Material and whether or not the existence of any such Hazardous Material or potential liability on account thereof is disclosed in any site assessment arid shall continue notwithstanding the repayment of the Note or any transfer or sale of any right, title and interest in the Property (by foreclosure, deed in lieu of foreclosure or otherwise). Of even date herewith, Borrower and other persons or entities (collectively, Borrower and such other parties, the "Indemnitors") may as circumstances require execute and deliver a certain environmental indemnity agreement in favor of the Lender incorporating the environmental indemnities set forth herein as well as additional provisions and requirements with respect to environmental matters (the "Environmental Indemnity"). In the event an Environmental Indemnity is executed, it shall be included in the definition of "Other Security Documents".

ARTICLE 12 - WAIVERS

Section 12.1.     WAIVER OF COUNTERCLAIM.     Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security Instrument, the Note, any of the Other Security Documents, or the Obligations.

Section 12.2.     MARSHALLING AND OTHER MATTERS.     Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by applicable state or federal law.

Section 12.3.     WAIVER OF NOTICE.     Borrower shall not be entitled to any notices of any nature whatsoever from Lender except (a) with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Lender to Borrower and (b) with respect to matters for which Lender is required by applicable state or federal law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 12.4.     WAIVER OF STATUTE OF LIMITATIONS.     Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

Section 12.5     SOLE DISCRETION OF LENDER.     Wherever pursuant to this Security Instrument (a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or (c) any other decision or determination is to be made by Lender, the decision to approve or disapprove all decisions that arrangements or terms are satisfactory or not satisfactory, and all other decisions and determinations made by Lender, shall be in the sole discretion of Lender, except as may be otherwise expressly and specifically provided herein.

Section 12.6.     WAIVE OF FORECLOSURE DEFENSE.     Borrower hereby waives any defense Borrower might assert or have by reason of Lender's failure to make any tenant or lessee of the Property a party defendant in any foreclosure proceeding or action instituted by Lender.

ARTICLE 13 - NOTICES

Section 13.1.     NOTICES.     All notices or other written communications hereunder shall be deemed to have been properly given (a) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (b) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (c) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to Borrower or Lender, as the case may be, at the addresses set forth on the first page of this Security Instrument or addressed as such party may from time to time designate by written notice to the other parties.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications. For purposes of this Subsection, "Business Day" shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

ARTICLE 14 - CHOICE OF LAW

Section 14.1.     CHOICE OF LAW.     This Security Instrument and any determination of deficiency judgments shall be governed, construed, applied and enforced in accordance with the laws of the state in which the Property is located and applicable federal law.

Section 14.2.     PROVISIONS SUBJECT TO LAW.     All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable state or federal law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable state or federal law.

ARTICLE 15 - SECONDARY MARKET

Section 15.1.     TRANSFER OF LOAN.     Lender may, at any time, sell, transfer or assign the . Note, this Security Instrument and the Other Security Documents, and any or all servicing rights with respect thereto, or grant participations therein (the "Participations") or issue mortgage passthrough certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"). Lender may forward to each purchaser, transferee, assignee, servicer, participant, or investor in such Participations or Securities (collectively, the "Investor") or any Rating Agency rating such Securities, each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any Guarantor, any Indemnitor(s) and the Property, whether furnished by Borrower, any Guarantor, any Indemnitor(s) or otherwise, as Lender determines necessary or desirable. Borrower irrevocably waives any and all rights it may have under applicable state or federal law to prohibit such disclosure, including but not limited to any right of privacy.

Section 15.2.     COOPERATION.     Borrower, any Guarantor and any Indemnitor agree to cooperate with Lender in connection with any transfer made pursuant to this Section, including, without limitation, the delivery of an estoppel certificate required pursuant to the terms hereof and such other documents as may be reasonably requested by Lender. Borrower shall also furnish and Borrower, any Guarantor and any Indemnitor consent to Lender furnishing to such Investors or such prospective Investors or such Rating Agency any and all information concerning the Property, the Leases, the financial condition of Borrower, any Guarantor and any Indemnitor as may be requested by Lender, any Investor or any prospective Investor or any Rating Agency in connection with any sale, transfer or Participations or Securities.

ARTICLE 16 - COSTS

Section 16.1.     PERFORMANCE AT BORROWER'S EXPENSE.     Borrower acknowledges and confirms that Lender shall impose certain administrative processing and/or commitment fees in connection with (a) the extension, renewal, modification, amendment and termination of the Loan, (b) the release or substitution of collateral therefor, (c) obtaining certain consents, waivers and approvals with respect to the Property, or (d) the review of any Lease or proposed Lease or the preparation or review of any subordination, non-disturbance agreement (the occurrence of any of the above shall be called an "Event"). Borrower further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Property or any part thereof, whether required by law, regulation, Lender or any governmental or quasi-governmental authority. Borrower hereby acknowledges and agrees to pay, immediately, with or without demand, all such fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature which may be imposed by Lender from time to time, upon the occurrence of any Event or otherwise. Wherever it is provided for herein that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, all reasonable counsel fees of Lender.

Section 16.2.     COUNSEL FEES FOR ENFORCEMENT.     (a) Borrower shall pay all reasonable counsel fees incurred by Lender in connection with (i) the preparation of the Note, this Security Instrument and the Other Security Documents; and (ii) the items set forth in this Article, and (b) Borrower shall pay to Lender on demand any and all expenses, including legal fees incurred or paid by Lender in protecting its interest in the Property or in collecting any amount payable under the Note, this Security Instrument or the Other Security Documents, or in enforcing its rights hereunder with respect to the Property, whether or not any legal proceeding is commenced hereunder or thereunder; together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Borrower.

ARTICLE 17 - DEFINITIONS

Section 17.1.     GENERAL DEFINITIONS.     Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word "Borrower" shall mean "each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein," the word "Lender" shall mean "Lender and any subsequent holder of the Note," the word "Note" shall mean "the Note and any other evidence of indebtedness secured by this Security Instrument," the word "person" shall include an individual, corporation, limited liability company, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the word "Property" shall include any portion of the Property and any interest therein, and the phrases "counsel fees" shall include any and all attorneys', paralegal and law clerk fees and disbursements, including, but not limited to fees and disbursements at the pretrial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder, whether with respect to retained firms, the reimbursement for the expenses of in-house staff or otherwise.

Section 17.2.     HEADINGS, ETC.     The headings and captions of various Articles and Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

ARTICLE 18 - MISCELLANEOUS PROVISIONS

Section 18.1.     NO ORAL CHANGE.     This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 18.2.     LIABILITY.     If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

Section 18.3.     INAPPLICABLE PROVISIONS.     If any term, covenant or condition of the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Note and this Security Instrument shall be construed without such provision.

Section 18.4.     DUPLICATE ORIGINALS; COUNTERPARTS.     This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

Section 18.5.     NUMBER AND GENDER.     Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 18.6.     LEGAL DESCRIPTION.     Borrower represents to lender that it has reviewed and delivered to Lender a copy of the legal description set forth in Exhibit "A"; that such legal description is the accurate and proper legal description of the Land; and Borrower further acknowledges that neither Lender nor Lender's counsel prepared or reviewed such legal description. Borrower shall indemnify, defend and hold Lender harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including the reasonable fees and actual expenses of Lender's counsel, in connection with any claim that title to the Property is impaired due to or based upon an inaccurate or improper legal description set forth herein.

Section 18.7.     INCONSISTENCIES.     In the event of any inconsistencies between the terms and conditions of this Article and the other provisions of this Security Instrument, the terms and conditions of this Article shall control and be binding.

Section 18.8.     WAIVER OF TRIAL BY JURY.     BORROWER BY ACCEPTANCE OF THIS SECURITY INSTRUMENT, HEREBY WANES TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE APPLICATION FOR THE LOAN, THE NOTE, THIS SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER OR BORROWER.

[NO FURTHER TEXT-SIGNATURES APPEAR ON NEXT PAGE]

THIS INSTRUMENT INCLUDES A RIDER, THE TERMS OF WHICH ARE
ATTACHED HERETO AND BY THIS REFERENCE MADE A PART HEREOF

     IN WITNESS WHEREOF, this Security Instrument has been executed by borrower the day and year first above written.

Signed, sealed and delivered in the presence of:
Borrower:

Minrad, Inc. a Delaware corporation

/s/ Ronald J. Reybitz		By:	/s/ Peter Fujimoto
Print Name:	Ronald J. Reybitz	Name:	Peter Fujimoto
		Title:	VP & CFO

/s/ Marsha K. Kernick
Print Name:	Marsha K. Kernick
Minrad Inc., a Delaware corporation

		By:	/s/ Ross C. Terrell
		Name:	Ross C. Terrell
		Title:	VP Research

This Instrument Prepared by and	Brian E. Bomstein, Esq.
Upon Recording Return to:	Bayview Financial Trading Group, L.P.
2665 South Bayshore Drive, Suite 301
Miami, Florida 33133
Attention: Legal Department

ACKNOWLEDGMENT

COMMONWEALTH OF PENNSYLVANIA	) ss.
COUNTY OF LEHIGH	)

     The foregoing instrument was acknowledged before me on October 16, 2001 by Peter Fujimoto and Ross Terrell the V.P. and 2nd V.P. of Minrad, Inc., a Delaware corporation, on behalf of the said entity.

     He/she is personally known to me or produced a drivers license as identification, and did/did not take an oath.

/s/ Kimberly Arzberger
Print Name:	Kimberly Arzberger, Notary Public
Notary Public, Commonwealth of Pennsylvania
My Commission Expires: November 20, 2003
[Official Notary Seal]

EXHIBIT "A"

LEGAL DESCRIPTION

(To be attached)

Minrad, Inc., a Delaware corporation	Loan No. 200006916

EXHIBIT "A"

FINANCING STATEMENT

Attached to that certain UCC-1 Financing Statement executed by:

Minrad, Inc., a Delaware corporation

("Debtor")

LOCATION OF PERSONAL PROPERTY COLLATERAL

LEGAL DESCRIPTION OF PROPERTY
(TO BE ATTACHED)

PROPERTY ADDRESS:

3950 SCHELDEN CIRCLE,
BETHLEHEM, Pennsylvania
18017-936

Minrad, Inc., a Delaware corporation	Loan No. 200006916

EXHIBIT "B"

FINANCING STATEMENT

     All of Debtor's interest in the property, buildings, improvements, appurtenances, tangible property, rents, contract rights, other intangibles and secondary financing in any way belonging, relating or appertaining to a parcel of land described and set forth in Exhibit "A" attached hereto and made a part hereof (the "Land"), to wit:

                        (a)     Additional Land.     All additional lands, estates and development rights hereafter acquired by Debtor for use in connection with the Land and the development of the Land;

                        (b)     Improvements.      The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the "Improvements");

                        (c)     Easements.     All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, courtesy and rights of courtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Debtor of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

                        (d)     Fixtures and Personal Property.     All machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) trade fixtures and other property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, including without limitation, letter of credit rights, deposit accounts, payment intangibles, investment property, electronic chattel paper, timber to be cut and farm animals and, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the "Personal Property"), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the "Uniform Commercial Code"), superior in lien to the lien of this Security Instrument, and all proceeds and products of all of the above;

                        (e)     Leases and Rents.     All leases, subleases and other agreements affecting the

use, enjoyment or occupancy of the Land and/or the Improvements heretofore or hereafter entered into and all extensions, amendments and modifications thereto, whether before or after the filing by or against Debtor of any petition for relief under creditors rights laws (the "Leases") and all right, title and interest of Debtor, its successors and assigns therein and thereunder, including, without limitation, any guaranties of the lessees' obligations thereunder, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, room revenues, accounts, accounts receivable, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against Debtor of any petition for relief under the creditors rights laws (the ''Rents'') and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents;

                        (f)     Insurance Proceeds.     All proceeds of and any unearned premiums on any insurance policies covering the Land, Improvements and/or Personal Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage thereto;

                        (g)     Condemnation Awards.     All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Land or Improvements, whether from the exercise of the right of eminent domain (including, but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Land or Improvements;

                        (h)     Tax Certiorari.     All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Land or Improvements as a result of tax certiorari or any applications or proceedings for reduction;

                        (i)     Conversion.     All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;

                        (j)     Rights.     The right, in the name and on behalf of Debtor, to appear in and defend any action or proceeding brought with respect to the Land, Improvements, Personal Property, Leases or Rents and to commence any action or proceeding to protect the interest of Secured Party therein;

                        (k)     Agreements.     All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all rights, title and interest of Debtor therein and thereunder;

                        (l)     Intangibles.     All trade names, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Land and Improvements; and

                        (m)     Other Rights.     Any and all other rights of Debtor in and to the items set forth in Subsections (a) through (m) above.

Minrad, Inc., a Delaware corporation	Loan No. 200006916

EXHIBIT "C"

FINANCING STATEMENT

Attached to that certain UCC-1 Financing Statement executed by:

Minrad, Inc., a Delaware corporation
("Debtor")

COUNTERPARTS: This instrument may be executed in multiple counterparts, and the separate signature pages may then be combined into a single original document.

SIGNATURE OF DEBTOR:

Minrad, Inc., a Delaware corporation

By:	/s/ Peter Fujimoto
Print Name:	Peter Fujimoto
Title:	VP & CFO

Minrad Inc., a Delaware corporation

By:	/s/ Ross C. Terell
Name:	Ross C. Terrell
Title:	V.P. Research